Exhibit 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the annual report of the Terex Corporation and Affiliates' 401(k) Retirement Savings Plan for Represented Employees (the "Plan") on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ronald
M. DeFeo, Chairman, President and Chief Executive Officer of Terex Corporation (the "Company"), certify, to the best of my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



                                                        /s/ Ronald M. DeFeo
                                                        Ronald M. DeFeo
                                                        Chairman, President and
                                                        Chief Executive Officer
                                                        Terex Corporation

                                                        June 27, 2003









A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to provided to the Plan and the Company and will be retained by the Plan and the Company and furnished to the Securities and Exchange Commission or its staff upon request.